                                                                    EXHIBIT 99.2

                                                                      Appendix B




                       SPECIAL MEETING OF SHAREHOLDERS OF

                         RESORTQUEST INTERNATIONAL, INC.

                                     , 2003

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.










                      -   PLEASE DETACH AND MAIL IN THE  -
                               ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

                                          FOR  AGAINST  ABSTAIN                                  FOR  AGAINST   ABSTAIN
 1. ADOPTION OF MERGER AGREEMENT                                  2. ADJOURN THE MEETING
    Adoption of the Agreement and Plan                               Approval of a proposal to
    of Merger, dated as of August 4,                                 adjourn the meeting to a
    2003, by and among Gaylord            [ ]     [ ]     [ ]        later date, if necessary,   [ ]    [ ]       [ ]
    Entertainment Company, GET Merger                                to solicit additional
    Sub, Inc. and ResortQuest                                        proxies if there are not
    International, Inc.                                              sufficient votes in favor
                                                                     of approval of the merger
                                                                     agreement.


                            UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND FOR THE APPROVAL OF THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY.

                            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ] _____________________________________


Signature of Shareholder __________________________ Date: _____________

Signature of Shareholder __________________________ Date: _____________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


--------------------------------------------------------------------------------




                         RESORTQUEST INTERNATIONAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James S. Olin and John W. McConomy, or any of them individually and each of them with full power of substitution to represent them and to vote as designated on the reverse side all of the shares of Common Stock of the ResortQuest International, Inc., which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held on _______________, 2003, at ____________________, and at any postponements or adjournments thereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)